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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 17, 2000

                         Commission file number: 1-5256

                          ----------------------------

                                V. F. CORPORATION
             (Exact name of registrant as specified in its charter)

             PENNSYLVANIA                                        23-1180120
   (State or other jurisdiction of                            (I.R.S. employer
   incorporation or organization)                         identification number)


                        628 GREEN VALLEY ROAD, SUITE 500
                        GREENSBORO, NORTH CAROLINA 27408
                    (Address of principal executive offices)

                                 (336) 547-6000
              (Registrant's telephone number, including area code)






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ITEM 5 - OTHER EVENTS

         On November 17, 2000, VF Corporation announced a series of actions to position the Company to achieve its long-term earnings growth target of 8%-10%. In conjunction with these actions, the Company announced that it will take a charge to fourth quarter earnings of approximately $120 to $140 million, or $.68 to $.79 per share. The cash requirement related to these actions is approximately $40 million. As a result of these actions, excluding charges, the Company expects to report full year earnings per share between $2.95 and $3.00. A copy of the press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

99.1     Press release issued by VF Corporation on November 17, 2000.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              V.F. CORPORATION
                                              ----------------
                                                (Registrant)


                                              By: /s/ Robert K. Shearer
                                                  ----------------------------
                                                  Robert K. Shearer
                                                  Vice President-Finance
                                                  (Chief Financial Officer)

Date:  November 20, 2000





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                                  EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION                             SEQUENTIAL PAGE NUMBER
 99.1            Press release issued by                           5
                 V.F. Corporation on
                 November 17, 2000




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